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                                                                    Exhibit 23.3

            Consent of Independent Registered Public Accounting Firm

The Board of Directors
Saifun Semiconductors Ltd.:

We consent to the use of our report dated August 9, 2005 in the Registration Statement on Form F-1 for Saifun Semiconductors Ltd., and to the reference to our firm under the heading "Experts" in the prospectus contained therein.

/s/ Somekh Chaikin
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Somekh Chaikin
Certified Public Accountants (Isr.)
Member Firm of KPM International

Tel Aviv, Israel
October 20, 2005